Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-82666, No. 333-113058, No. 333-138038, No. 333-142073, No. 333-142075, No. 333-147113, No. 333-156661) and Form S-8 (No. 333-122657, No. 333-151314) of Hersha Hospitality Trust and Subsidiaries of our report dated March 8, 2007 relating to the financial statements of Mystic Partners LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
Hartford, CT
March 6, 2009